UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2009
PROLIANCE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13894 (Commission File Number)	34-1807383 (IRS Employer Identification No.)

100 Gando Drive New Haven, Connecticut (Address of Principal Executive Offices)	06513 (Zip Code)
Registrant’s telephone number, including area code: 203-401-6450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 19, 2009, Proliance International, Inc. (the “Company”) entered into the Thirty-First Amendment (the “Thirty-First Amendment”) of the Credit and Guaranty Agreement (as amended prior to May 19, 2009, the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, the “Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, and Wells Fargo Foothill, LLC (“Wells Fargo”), as a lender and borrowing base agent for the Lenders.
Pursuant to the Thirty-First Amendment, and upon the terms and subject to the conditions thereof, the Waiver Reserve which was established in the amount of $0, will be increased to $7,250,000 on the earliest of (x) the occurrence of an Event of Default, other than any Prospective Event of Default, as defined in the Agreement, and (y) May 26, 2009. In addition, the Forbearance, granted in the Twenty Second Amendment, which was due to expire on May 19, 2009 was extended until May 26, 2009. The Thirty-First Amendment also requires that the aggregate outstanding principal amount of the Revolving Loans under the Agreement will not exceed $6,200,000 at anytime after May 19, 2009.
The foregoing description of the Thirty-First Amendment does not purport to be complete and is qualified in its entirety by reference to the Thirty-First Amendment, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is attached to this Current Report on Form 8-K:
10.1       Thirty-First Amendment to Credit Agreement dated May 19, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: May 20, 2009	By:	/s/ Arlen F. Henock
Arlen F. Henock
Executive Vice President and Chief Financial Officer